FOR MORE INFORMATION:
Company Contact
Michael R. Cox
Chief Financial Officer
Phone:  765.497.5829
mcox@BASinc.com

Agency Contact
Neil Berkman
Berkman Associates
Phone:  310.477.3118
info@berkmanassociates.com

BASi Reports Fiscal 2011 Net Income
Of $543,000 Versus A Loss of $2.7 Million in Fiscal 2010
As Revenue Increased 15.2% To $33.1 Million

WEST LAFAYETTE, Indiana — December 20, 2011 — Bioanalytical Systems, Inc. (NASDAQ: BASI) (BASi) today announced financial results for the fourth quarter and fiscal year ended September 30, 2011.

Fiscal 2011 Results
Net income for fiscal 2011 ended September 30, 2011 increased to $543,000.  This compares to a net loss for fiscal 2010 of $2,691,000.  Revenue increased 15.2% for fiscal 2011 to $33,144,000 from $28,781,000 for fiscal 2010, and gross margin improved to 31.7% versus 25.5%.
"Fiscal 2011 was BASi's first profitable year since fiscal 2007," said President and Chief Executive Officer Anthony Chilton, "and we are optimistic that the company will deliver further revenue and earnings growth in fiscal 2012."
During fiscal 2011, BASi paid down $1,000,000 of long term debt and closed an oversubscribed public offering for $5,506,000 of units consisting of convertible preferred shares and warrants to purchase common shares.  Accounting for the value of the warrants and the preferred shares in the third quarter and first nine months of fiscal 2011 resulted in a one-time deemed dividend to preferred stockholders of $3,277,000, which was deducted from net earnings to compute GAAP earnings per share.  Additionally, the Company immediately charged $991,080, the payment-in-kind dividends payable to the preferred stockholders, against net earnings to compute GAAP earnings per share.  This resulted in a GAAP loss per share of $0.66 for fiscal 2011, compared to a net loss per share of $0.55 for fiscal 2010.
Excluding the deemed dividend to preferred shareholders and the preferred dividend, diluted net income per share would have been $0.09 for fiscal 2011.  Management considers the income available to common shareholders and earnings per share exclusive of the dividends to be a useful measure in evaluating the operating results of BASi.  A reconciliation of GAAP to non-GAAP financial measures is provided in the table attached to this press release.

Fourth Quarter Results
For the fourth quarter ended September 30, 2011, revenue increased 10.1% to $8,153,000 compared to $7,405,000 for the fourth quarter of fiscal 2010.  Primarily due to the mix of services provided and unusually high general and administrative expense, the net loss for the fourth quarter of fiscal 2011 was $668,000, or $0.10 per share, compared to a net loss of $279,000, or $0.06 per share, for the fourth quarter of fiscal 2010.

Balance Sheet Highlights
At September 30, 2011, BASi reported cash and cash equivalents of $2,963,000, working capital of $526,000, total long-term obligations of $6,913,000, and shareholders' equity of $15,586,000, or $2.26 per outstanding share.  At September 30, 2010, cash and cash equivalents were $1,422,000, the working capital deficiency was $3,342,000, total long-term obligations were $7,100,000, and shareholders' equity was $10,667,000, or $2.17 per outstanding share.

CEO Comments
President and CEO Chilton said, "We generated cash and delivered solid revenue growth and substantially improved bottom-line performance in fiscal 2011 despite a difficult economic environment and delays in certain projects.  While business conditions remain challenging, well-established trends in our industry clearly indicate that new drug discovery and development will rely increasingly on outsourcing in the years ahead.  As a provider of contract research services for more than 35 years, BASi is positioned to take advantage of these trends by expanding our business with the growing population of small biotech and pharmaceutical companies that have become a major force in new drug discovery, even as we enhance our historically close relationships with major pharmaceutical clients.
"We expanded our sales staff and increased selling expenses by 17% in fiscal 2011 versus prior year in support of this growth strategy, which helped us add more than 25 new accounts to our client roster in fiscal 2011.  We also are seeking to expand our service offerings through accretive acquisitions if appropriate opportunities become available.  We are confident that we are on the right track to deliver further growth and enhance shareholder value."

Earnings Conference Call
BASi has scheduled a conference call at 11:00 a.m. EST this morning.  To participate, dial 866.314.4483, passcode #70971936 five minutes before the start of the call.  A simultaneous webcast may be accessed from the Investors tab at www.BASinc.com.  The webcast will be available for replay after 2:00 p.m. EST, at this same Internet address.  For a telephone replay, dial 888.286.8010, passcode #87679684 after 2:00 p.m. EST.

About Bioanalytical Systems, Inc.
BASi is a pharmaceutical development company providing contract research services and monitoring instruments to the world's leading drug development companies and medical research organizations. The company focuses on developing innovative services and products that increase efficiency and reduce the cost of taking a new drug to market. Visit www.BASinc.com for more about BASi.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, risks and uncertainties related to changes in the market and demand for our products and services, the development, marketing and sales of products and services, changes in technology, industry standards and regulatory standards, and various market and operating risks detailed in the company's filings with the Securities and Exchange Commission.

[SEE BELOW FOR CONDENSED CONSOLIDATED FINANCIAL STATEMENTS]

BIOANALYTICAL SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)  (Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2011	2010	2011	2010
Service revenue	$6,287	$5,772	$25,613	$21,864
Product revenue	1,866	1,633	7,531	6,917
Total revenue	8,153	7,405	33,144	28,781

Cost of service revenue	5,135	4,711	19,679	18,574
Cost of product revenue	770	713	2,959	2,874
Total cost of revenue	5,905	5,424	22,638	21,448

Gross profit	2,248	1,981	10,506	7,333
Operating expenses:
Selling	846	607	3,121	2,665
Research and development	184	112	534	546
General and administrative	1,600	1,289	5,564	6,119
Total operating expenses	2,630	2,008	9,219	9,330

Operating income (loss)	(382)	(27)	1,287	(1,997)

Interest expense	(233)	(242)	(706)	(1,028)
Other income (expense)	(3)	1	12	1
Income (loss) before income taxes	(618)	(268)	593	(3,024)

Income tax expense (benefit)	50	11	50	(333)

Net income (loss)	$(668)	$(279)	$543	$(2,691)

Less: Deemed dividend on Series A preferred shares	—	—	(3,277)	—

Less: Preferred stock dividends	—	—	(991)	—

Net income (loss) attributable to common shareholders	$(668)	$(279)	$(3,725)	$(2,691)

Basic net income (loss) per share	$(0.10)	$(0.06)	$(0.66)	$(0.55)
Diluted net income (loss) per share	$(0.10)	$(0.06)	$(0.66)	$(0.55)

Weighted common shares outstanding:
Basic	6,913	4,915	5,667	4,915
Diluted	6,913	4,915	5,667	4,915

BIOANALYTICAL SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30,	September 30,
	2011	2010
Assets

Current assets:
Cash and cash equivalents	$2,963	$1,422
Accounts receivable
Trade	4,073	3,670
Unbilled revenues and other	1,116	1,298
Inventories	1,636	1,673
Deferred tax asset	116	—
Refundable income taxes	—	16
Prepaid expenses	585	555

Total current assets	10,489	8,634

Property and equipment, net	20,399	19,439
Goodwill	1,383	1,383
Intangible assets, net	54	84
Debt issue costs	75	123
Other assets	62	80

Total assets	$32,462	$29,743

Liabilities and shareholders' equity

Current liabilities:
Accounts payable	$1,764	$1,911
Accrued expenses	1,762	1,848
Customer advances	3,571	4,582
Income tax accruals	56	30
Deferred income taxes	116	—
Revolving line of credit	1,346	1,195
Fair value of interest rate swaps	—	31
Current portion of capital lease obligation	613	524
Current portion of long-term debt	735	1,855

Total current liabilities	9,963	11,976

Capital lease obligation, less current portion	1,071	623
Long-term debt, less current portion	5,842	6,477

Shareholders' equity:
Preferred shares, authorized 1,000,000 shares, no par value: 2,135 Series A shares at 1,000 stated value issued and outstanding at June 30, 2011 and none at September 30, 2010	2,135	—
Common shares, no par value: Authorized 19,000,000; shares issued and outstanding 6,912,511 at June 30, 2011 and 4,915,318 at September 30, 2010	1,698	1,191
Additional paid-in capital	19,408	13,357
Accumulated deficit	(7,706)	(3,981)
Accumulated other comprehensive income	51	100

Total shareholders' equity	15,586	10,667

Total liabilities and shareholders' equity	$32,462	$29,743

BIOANALYTICAL SYSTEMS, INC.
DILUTED NET INCOME PER SHARE, EXCLUSIVE OF PREFERRED DIVIDENDS
(In thousands, except per share amounts)

Twelve Months Ended
September 30,
2011

GAAP basic net income (loss)applicable to common shareholders:

Net income	$543
Less: Deemed dividend for Series A Preferred Shares	(3,277)
Less: Preferred dividends	(991)
GAAP net loss applicable to common shareholders	$(3,725)

Diluted net income per share, exclusive of the preferred dividends:

GAAP net loss applicable to common shareholders	$(3,725)
Plus: Deemed dividend for Series A preferred shares	3,277
Plus: Preferred dividend	991
Adjusted net income applicable to common shareholders	$543

GAAP diluted weighted average common shares outstanding	5,667

Plus: Incremental shares from assumed conversions
Series A preferred shares	526
Warrants	—
Stock options	90

Adjusted diluted weighted average common shares outstanding	6,283

Diluted net income per share, exclusive of the deemed dividend	$0.09